EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Buffalo USA Global Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Buffalo USA Global Fund, Inc. for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Buffalo USA Global Fund, Inc. for the stated period.

/s/ Kent W. Gasaway
Kent W. Gasaway
President and Treasurer, Buffalo USA Global Fund, Inc.
Dated: 12/6/04

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Buffalo USA Global Fund, Inc. for purposes of the Securities Exchange Act of 1934.